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                                                                    Exhibit 10.2


                             THE WILLIAMS COMPANIES
                          SUPPLEMENTAL RETIREMENT PLAN
                        (Effective as of January 1, 1988)

                                 First Amendment

The Williams Companies Supplemental Retirement Plan, effective as of January 1, 1988 (the "Plan") is hereby amended effective as of April 1, 1998, in the following respects:

1. The first sentence of Article IV of the Plan is amended and restated to provide as follows:

                  "Subject to Section 7.8, a Participant's Supplemental Retirement Benefit, if any and if vested, shall normally commence to be paid at the same time and shall normally be paid pursuant to the same method of payment as is selected by the Participants under the Pension Plan; however, the Committee, in its sole and absolute discretion, is authorized to approve or reject a Participant's request for a time of commencement of payment or a method of payment under the Pension Plan."

2.       In all other respects, the Plan remains unchanged.

IN WITNESS WHEREOF, the Administrative Committee has caused this amendment of the Plan to be executed this 30th day of March, 1998.

                                          THE WILLIAMS COMPANIES, INC.


                                          By:       /s/ John C. Fischer
                                              ----------------------------------

                                          Title: Chair, Administrative Committee
                                                 The Williams Companies, Inc.